UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	NVTRQ	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☒

Item 2.05          Costs Associated with Exit or Disposal Activities.

Reduction in Force

On November 19, 2019, Nuvectra Corporation (the “Company”) began to implement a reduction in force plan that is expected to result in the termination of 89 of the Company’s employees. The reduction in force is being implemented for cost-saving purposes as the Company proceeds through its previously-announced reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Chapter 11 Case”). The Company expects that the reduction in force will be completed within approximately 60 days after it was initiated.

As a result of the reduction in force, the Company expects to generate pre-tax savings within sales and marketing, general and administrative and research and development expenses of approximately $15.9 million on an annualized basis. The Company expects to incur total non-recurring restructuring charges of approximately $0.2 million on a pre-tax basis for severance costs.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

                Due to the streamlined function of the Board of Directors of the Company (the “Board”) in the Chapter 11 Case, Jon Tremmel, Thomas Zelibor, Christopher Chavez and Jane Song each resigned from the Board shortly following the commencement of the Chapter 11 Case.  None of such directors resigned due to any disagreement with the Company regarding its operations, policies or practices.  The size of the Board is expected to remain at four members for the remainder of the Chapter 11 Case.

Item 8.01          Other Events.

First Meeting of Creditors

The first meeting of creditors in the Chapter 11 Case is scheduled for December 20, 2019 at 10:30 a.m. CST. The meeting will take place at the Plano Event Center (use EAST Parking Lot), 2000 E. Spring Creek Pkwy, Plano, TX 75074.

Trading Symbol Change

In connection with the Chapter 11 Case, the Company’s common stock will begin trading under a new symbol, NVTRQ, effective November 22, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: November 22, 2019	/s/ Jennifer J. Kosharek
Jennifer J. Kosharek
Chief Financial Officer